Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at the Capital One Southcoast Energy Conference

LAFAYETTE, LA. December 10, 2013

Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the company’s Chairman, President and Chief Executive Officer will present at the Capital One Southcoast Energy Conference in New Orleans, Louisiana at 10:20 a.m. central time on Wednesday, December 11, 2013. A live webcast will be available in the “Events & Presentations” section of the company’s website, www.StoneEnergy.com. The presentation material will also be available in this section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-2072-fax or via e-mail at CFO@StoneEnergy.com.